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                                                                    EXHIBIT 21.1


                 SUBSIDIARIES OF PENTASTAR COMMUNICATIONS, INC.




 PentaStar Holding Corporation
 PentaStar Internet, Inc.
 PentaStar Telemarketing, Inc.
 PentaStar Corporation
 PentaStar Acquisition Corp. I
 PentaStar Acquisition Corp. II
 PentaStar Acquisition Corp. III
 PentaStar Acquisition Corp. IV
 PentaStar Acquisition Corp. V
 PentaStar Acquisition Corp. VI
 PentaStar Acquisition Corp. VII
 PentaStar Acquisition Corp. VIII
 PentaStar Acquisition Corp. IX